  EXHIBIT 99.1

March 21, 2018 08:30 AM Eastern Daylight Time

PITTSBURGH & BERLIN--(BUSINESS WIRE)--RenovaCare, Inc., (RCAR), developer of the SkinGun™ and CellMist™ System for spraying a patient’s own skin stem cells onto burns and wounds for rapid self-healing, today announced the appointment of Mr. Harmel S. Rayat, longtime majority stockholder, as Chairman of its Board of Directors.

Mr. Rayat has invested nearly $6 million in RenovaCare and its stem cell spray technologies. His early investment resulted in significant advancements to the SkinGun™, including:

•	Engineers miniaturized an external power source from the size of a small microwave-oven down to a 9-volt battery;

•	Nearly two dozen hand-assembled parts were replaced with a single disposable attachment for spraying a patient’s stem cells onto burns;

•	New patents were filed in multiple jurisdictions to bolster the Company’s intellectual property portfolio and provide important commercial protections; and,

•	Pre-clinical work was completed in support of the Company’s regulatory pathway.

Following these efforts, RenovaCare recently announced positive outcomes from its pre-submission meeting with the United States Food and Drug Administration (FDA).

Over 70 burn patients have been treated using the technology behind the RenovaCare SkinGun™, many leaving the hospital within a matter of days. Severe second-degree burn patients can be treated in as little as 90 minutes with a gentle spray of their own stem cells isolated from a postage stamp sized donor site.

The SkinGun™ technology has been validated in numerous peer-reviewed scientific papers and widely-covered in mainstream media, including Bloomberg, Forbes, CNN, National Geographic, Newsweek, and others.

In his role as Chairman, Mr. Rayat will work with the Board of Directors to support RenovaCare President and CEO, Mr. Thomas Bold, senior Company management, and clinical and regulatory teams as they work to bring the Company’s cell spray therapies to market.

1

Having invested in a wide range of technologies and industries over several decades, Mr. Rayat is an established entrepreneur-investor, best known for his portfolio of Class-A commercial properties in the U.S. and Canada (www.taliajevan.com).

Starting with a personal investment of $20 million in 2006, Mr. Rayat has since built a commercial real estate portfolio valued at $185 million, using modest leverage. His portfolio has generated annualized return on equity of 42% per year for the 12 years ending December 31, 2017, compared to 11% for the Dow and 17% for NASDAQ.

Mr. Harmel S. Rayat has shared his investment strategies on how to generate above-average returns with relatively low-risk at numerous public appearances, speaking engagements, and in his self-published book “Winning with Commercial Real Estate.”

*RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the company’s planned or filed submissions to the U.S. Food and Drug Administration, if any, will be accepted or cleared by the FDA.

About RenovaCare

RenovaCare, Inc. is developing first-of-their-kind autologous (self-donated) stem cell therapies for the regeneration of human organs, and novel medical grade liquid sprayer devices. RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds. RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

For additional information, please call Drew Danielson at: 888-398-0202 or visit: http://renovacareinc.com

To receive future press releases via email, please visit: http://renovacareinc.com/investors/register/

Follow us on Twitter: http://twitter.com/RenovaCareInc

Follow us on Facebook: http://www.facebook.com/renovacarercar

For answers to frequently asked questions, please visit our FAQ’s page: http://renovacareinc.com/investors/faqs/

2

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders, and the public about the company, RenovaCare, Inc. development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media that could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below: Facebook Twitter * This list may be updated from time to time. Legal Notice Regarding Forward-Looking Statements No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company’s technologies, technical problems with the Company’s research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

RenovaCare, Inc.

Drew Danielson, 888-398-0202

ddanielson@renovacareinc.com

3